UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2014

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)
475 10th Avenue, 4th Floor, New York, NY (Address of Principal Executive Offices)	10018 (Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2014 and effective as of September 16, 2014, XCel Brands, Inc. (the “Company”) entered into Second Amended and Restated Employment Agreements with each of Robert J. D’Loren, Chairman and Chief Executive Officer of the Company, James F. Haran, Chief Financial Officer of the Company, Giuseppe Falco, Chief Operating Officer of the Company and President of Isaac Mizrahi Brand, and Seth Burroughs, Executive Vice President – Business Development of the Company. Pursuant to the amendments, the agreements were amended and restated to (i) increase the annual base salary for Messrs. D’Loren, Haran, Falco and Burroughs to $826,500, $340,500, $415,600 and $316,800, per year, respectively, and (ii) provide that, upon a change of control (as defined in the respective agreements) all unvested equity awards shall immediately vest and all stock options not then exercisable shall become exercisable for the lesser of 180 days following the change of control and the remaining term of the applicable option. In addition, pursuant to his agreement, Mr. D’Loren’s undocumented expense reimbursement and membership allowance were eliminated. In addition, pursuant to his agreement, Mr. Falco’s severance for termination without cause or resignation for good reason shall be twelve months base salary. The term of Mr. D’Loren’s employment agreement is three years. The term of each of Messrs. Haran, Falco and Burroughs’ employment agreements is two years. Each of the employment agreements automatically renews at the end of its term for one-year periods, unless either the executive or the Company gives written notice of his/its intention not to renew no later than 90 days from the end of the then-current term.

On October 1, 2014, the Company’s stockholders approved the Amended and Restated 2011 Equity Incentive Plan which amended the 2011 Equity Incentive Plan to (i) increase the number of shares of common stock reserved and available for distribution under the Plan from 5,000,000 to 8,000,000, (ii) increase the maximum number of shares with respect to incentive stock options which may be granted under the Plan from 2,000,000 to 5,000,000, (iii) increase the maximum number of shares of common stock with respect to which options or restricted stock may be granted to any participant from 2,000,0000 to 5,000,000 and (iv) provide for the award of cash bonuses to participants.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

No. 10.1	Second Amended and Restated Employment Agreement between the Company and Robert D’Loren

No. 10.2	Second Amended and Restated Employment Agreement between the Company and James Haran

No. 10.3	Second Amended and Restated Employment Agreement between the Company and Giuseppe Falco

No. 10.4	Second Amended and Restated Employment Agreement between the Company and Seth Burroughs

No. 10.5	Amended and Restated 2011 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: October 3, 2014